Exhibit 3.188

CERTIFICATE OF LIMITED PARTNERSHIP OF FILED In the Office of the secretary of State of Texas DEC 29 2005 Corporations Section PRIDE INTERNATIONAL MANAGEMENT COMPANY LP This Certificate of Limited Partnership of Pride International Management Company LP (the "Partnership") is being executed and filed by the undersigned General Partner (the "General Partner") to form a limited partnership under the Texas Revised Limited Partnership Act (the "Act"). I. The name of the limited partnership is Pride International Management Company LP. 2. The address of the registered office of the Partnership is CT Corporation System, 1021 Main Street, Suite 1150, Houston, Texas 77002, and the name and address of the registered agent for service of process on the Partnership required to be maintained by Section 1.06 of the Act is CT Corporation System, 1021 Main Street, Suite I 150, Houston, Texas 77002. 3. The address of the principal office in the United States where records are required to be kept or made available under Section 1.07 of the Act is 5847 San Felipe, Suite 3300, Houston, Texas 77057. 4. The name of the General Partner and the mailing address and street address of the business of the General Partner are Pride International Management GP LLC, 5847 San Felipe, Suite 3300, Houston, Texas 77057. 5. The Partnership is being formed pursuant to a plan of conversion under Section 2. 15 of the Act and Section 266 of the General Corporation Law of the State of Delaware. 6. The name and address of the converting entity (the "Converting Corporation") are Pride International Management Company, 5847 San Felipe, Suite 3300, Houston, Texas 77057. The Converting Corporation is a corporation organized under the laws of the State of Delaware. The Converting Corporation was organized on December I 6, 1997, under the name Pride International Management Company. 7. This Certificate shall be effective at 10:59 p.m., Central time, on December 30, HOU0L945545.3

• IN WITNESS WHEREOF, the undersigned has hereunto set its hand this 29th day of December, 2005. HOU0l:945545.3 GENERAL PARTNER: PRIDE INTERNATIONAL MANAGEMENT GP LLC